Exhibit 10.26

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT (this “Agreement”) is dated as of March 3, 2014 among Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (“GSK”), Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company” and with GSK, each a “Party”), provided that this Agreement shall only become effective upon the Effective Date (as defined below).

WHEREAS, the Company is a wholly-owned subsidiary of Theravance, Inc., a Delaware corporation (“Parent”), and Parent plans to distribute via a pro rata stock dividend to holders of Parent common stock all of the outstanding Ordinary Shares of the Company (the “Spin-Off”);

WHEREAS, GSK, GlaxoSmithKline plc, SmithKline Beecham Corporation and Parent are parties to that certain Amended and Restated Governance Agreement, dated as of June 4, 2004, as amended (the “Parent Governance Agreement”) that provides, among other matters, for certain terms and conditions concerning the acquisition, disposition and voting of securities of Parent beneficially owned by GSK and its Affiliates (as defined herein);

WHEREAS, GSK holds shares of the common stock of Parent and will receive Ordinary Shares of the Company upon the Spin-Off; and

WHEREAS, the Parties desire to agree on terms and conditions concerning the acquisition, disposition and voting of securities of the Company beneficially owned by GSK and its Affiliates following the Spin-Off.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, each Party hereto hereby agrees as follows:

ARTICLE I

CONSOLIDATION MATTERS

SECTION 1.1.                                          Consolidation with GSK.  At such time as GSK or any parent entity of GSK is required by applicable accounting standards to include the Company’s results in the consolidated financial results for GSK or such parent entity, the Company (i) shall provide such information based on or derived from the Company’s U.S. GAAP financial reporting and (ii) shall provide such additional information and take such steps that are reasonably requested by GSK to comply with applicable law or to prepare its consolidated financial statements on such time schedule as GSK may reasonably request for purposes of preparation of GSK’s or such parent entity’s consolidated financial results; provided, however, that GSK or any of its affiliates shall be required to pay all incremental documented expenses (personnel or otherwise) arising out of the Company’s obligations pursuant to subsection (ii) of this Section 1.1.  The Company shall take all such steps necessary in order to comply with its obligations (if any) under the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto.

ARTICLE II

LIMITATIONS RELATING TO COMPANY EQUITY SECURITIES

SECTION 2.1.                                          Acquisition of Company Equity Securities.

(a)                                 Acquisition of Equity Securities.  Except as contemplated by this Agreement, as permitted by Section 2.1(b), (c) or (d), as contemplated by Section 13 of the March 3, 2014 Master Agreement by and among the Company, GSK and Parent, or as otherwise agreed in writing by the Company (following approval of a majority of the Independent Directors), GSK and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner:

(i)                                     acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Equity Securities;

(ii)                                  make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”) promulgated pursuant to Section 14 of the Exchange Act); provided, however, that the prohibition in this Section 2.1(a)(ii) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;

(iii)                               form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with any person not bound by the terms of this Agreement (other than persons deemed to be a member of such group solely by virtue of being an Affiliate of GSK) with respect to any Voting Shares;

(iv)                              acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (A) any of the assets, tangible or intangible, of the Company or (B) direct or indirect rights, warrants or options to acquire any assets of the Company, except for such assets as are then being offered for sale by the Company;

(v)                                 enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Sections 2.1 (a) (i), (ii), (iii) or (iv); or

(vi)                              otherwise act in concert with others, to seek to offer to the Company or any of its shareholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the shareholders of the Company.

(b)                                 Exceptions for Certain Acquisitions of Equity Securities of the Company.  Nothing herein shall prevent GSK or its Affiliates (or in the case of Section 2.1(b)(iii), their employees) from:

(i)                                     purchasing additional Equity Securities of the Company after the Effective Date to maintain GSK’s Percentage Interest in accordance with Section 2.1(d) hereof;

(ii)                                  acquiring securities of the Company issued in connection with stock splits or recapitalizations;

(iii)                               purchasing Equity Securities of the Company for (A) a pension plan established for the benefit of GSK’s employees, (B) any employee benefit plan of GSK, (C) any stock portfolios not controlled by GSK or any of its Affiliates that invest in the Company among other companies, or (D) any account of a GSK employee in such employee’s personal capacity;

(iv)                              acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of the Equity Securities, provided that any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement on the same basis as the shares received upon the Spin-Off;

(v)                                 in the event that GSK’s Percentage Interest is 50.1% or greater at any time, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company’s shareholders to merge the Company or otherwise to acquire outstanding Voting Shares that would bring GSK’s Percentage Interest to 100%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Shares not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares or voting such shares in favor thereof; or

(vi)                              GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company’s shareholders to acquire outstanding Voting Shares that would bring GSK’s Percentage Interest to no greater than 60%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Shares not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares in the offer; provided, further, that, any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement.

(c)                                  Third Party Offers.  Nothing herein shall prevent GSK or its Affiliates from, in the event that (A) the Board formally acts to cause the Company to (i) enter into a written agreement pursuant to which a Change in Control transaction with a third party is provided for, (ii) amend the Rights Plan (as defined in Section 5.10) in order to render the Rights Plan inapplicable with respect to any specific third party or third parties, but not all third parties generally, or (iii) render inapplicable to any specific third party or third parties, but not all third parties generally, the restrictions contained in any anti-takeover provision applicable to the

Company under applicable law or under the organizational documents of the Company, if any, or (B) a person or group (within the meaning of 13(d)(3) of the Exchange Act but not including GSK or any of its Affiliates or any underwriter in connection with a public offering) (each, a “Third Party Acquiror”) acquires 20% or more of the then outstanding Voting Shares (a “Significant Third Party Acquisition”), making an offer to acquire, and acquiring, Equity Securities pursuant to the terms of GSK’s offer; provided that GSK’s offer must be an offer for 100% of the Voting Shares of the Company that does not include any condition as to financing and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Shares not owned by GSK or any of its Affiliates or by any such Third Party Acquiror (or its or their Affiliates) shall have accepted the offer by tendering such shares or voting such shares in favor of thereof.

(d)                                 Exceptions for Acquisitions to Maintain GSK’s Percentage Interest.

(i)                                     In the event that the Company proposes to issue (an “Offering”) any Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company or purchases under the Company’s Employee Stock Purchase Plan (“ESPP”)) the Company shall deliver to GSK at least fifteen (15) days prior to the issuance of such Equity Securities, a notice (the “Offer Notification”) stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and (iii) the price, or if relevant, the anticipated range of prices, and other terms upon which the Company proposes to offer such Equity Securities.  By written notification received by the Company prior to the issuance of Equity Securities described in the Offer Notification, GSK may elect to purchase in such Offering (or, if such purchase is not then permitted under applicable laws, rules or regulations, as soon thereafter as such purchase is so permitted), Equity Securities (the “First Offer Shares”) at the same price as the Equity Securities are sold to others in such Offering and up to such amount as required to maintain GSK’s Percentage Interest at the same level as immediately prior to such issuance.

(ii)                                  With respect to exercise of stock or share options, vesting of restricted stock or purchase of shares pursuant to the ESPP, on a quarterly basis, GSK shall be afforded the opportunity by the Company to purchase Ordinary Shares sufficient to maintain GSK’s Percentage Interest at the same level as prior to the exercises, vestings and purchases during such quarter.  The Company shall deliver to GSK as soon as reasonably practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year, a schedule (the “Schedule”) setting forth the number of shares of Equity Securities issued upon exercise of options, the number of shares of restricted stock that have vested and the number of shares purchased pursuant to the ESPP during such quarter.  The Schedule shall also set forth the number of Ordinary Shares necessary for GSK to purchase to maintain its Percentage Interest pursuant to this Section 2.1(d)(ii) (the “Catch-up Shares”).  By written notification received by the Company within twenty (20) days after receipt of the Schedule, GSK may elect to purchase the Catch-up Shares from the Company.  GSK or its Affiliates shall acquire the Catch-up Shares either from the Company at the then Fair Market Value Per Share on the date of such notification or, at the discretion of the Company, via written notification to GSK, through open market purchases.

(e)                                  Rights Plan.  The Company may, subject to applicable law and the Board’s exercise of its fiduciary duties, implement a Rights Plan.  The Company shall take all necessary action to render inapplicable to GSK during the term of this Agreement any Rights Plan. As of immediately prior to the Spin-Off and from time to time thereafter the Company will, subject to applicable law, take all reasonable action that can be taken without shareholder approval to render inapplicable to GSK during the term of this Agreement any “fair price,” “merger moratorium,” “control share acquisition,” “business combinations with interested stockholders” or similar anti-takeover provision, in each case, that is or may become applicable to the Company under applicable law or under the organizational documents of the Company.

SECTION 2.2.                                          Disposition of Equity Securities.

(a)                                 Prior to Six-Month Anniversary of Effective Date.  Prior to the date six months after the Effective Date, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of any Voting Shares held by them without the prior approval of a majority of the Board, except:  (A) to any other Affiliate of GSK who agrees in writing to be bound hereunder; or (B) pursuant to a Change in Control transaction of the Company approved by a majority of the Board.

(b)                                 Following the Six-Month Anniversary of the Effective Date.

(i)                                     Following the expiration of the prohibition on disposition of Voting Shares set forth in Section 2.2(a), if GSK or any of its Affiliates disposes of Voting Shares after that date, neither GSK nor any of its Affiliates may purchase any Voting Shares without the prior approval of a majority of Independent Directors for one year after the date of any such disposition.

(ii)                                  Neither GSK nor any of its Affiliates may make any public disclosure of any holdings of or disposition of beneficial ownership of the Voting Shares unless such disclosure is approved in advance in writing by the Company, such approval not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, no consent of the Company shall be required for any filing that GSK or any of its Affiliates is required to make under applicable Law in any jurisdiction, including without limitation any Form 144 under the Securities Act, any Form 4 under the Exchange Act, or any Schedule 13D or 13G or any amendments thereto under the Exchange Act; provided that, prior to making any such filings, GSK shall use reasonable efforts to (A) provide the Company notice and a copy of such proposed filings and (B) consult with the Company on the content of such filings.

(iii)                               Notwithstanding the foregoing, GSK shall be permitted to dispose of beneficial ownership of any Voting Shares pursuant to a Change in Control transaction of the Company approved by a majority of Independent Directors.

(c)                                  Required Dispositions.  Notwithstanding anything to the contrary contained herein, GSK shall be permitted to dispose of beneficial ownership of Voting Shares as and to the extent (but only to the extent) GSK reasonably determines such disposition to be necessary in order for it to comply with its obligations under Section 3.1.

(d)                                 Further Action.  Notwithstanding anything to the contrary contained in the Memorandum and Articles of Association of the Company (or any amendments thereto) in effect from time to time, the Company and the Board shall take all ministerial actions necessary to effect any disposition by GSK in accordance with this Agreement, including registering such disposition in the books and records of the Company.

SECTION 2.3.                                          Voting.

(a)                                 Except as set forth in Sections 2.3(b) and 2.3(c), GSK shall ensure that all Voting Shares beneficially owned by GSK and/or any GSK Affiliate shall be voted on all matters, at the election of GSK, either (i) in accordance with the recommendation of the Independent Directors of the Board or (ii) in proportion to the votes cast by the other holders of the Company’s Voting Shares.

(b)                                 So long as GSK’s Percentage Interest is less than 50.1%, GSK shall ensure that all Voting Shares beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in Section 2.3(a), unless the matter being voted upon involves any of the following:

(i)                                     any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) other than GSK and its Affiliates owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (ii) include a sale of the Company’s securities in a public offering); or

(ii)                                  any Change in Control.

(c)                                  After, and so long as, GSK’s Percentage Interest is 50.1% or greater, GSK shall ensure that all Voting Shares beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in this Section 2.3(a), unless the matter being voted upon involves any of the following:

(i)                                     any Change in Control;

(ii)                                  the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

(iii)                               the sale, lease, license, transfer or other disposal of all or a substantial portion of the business or assets of the Company; provided, however that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company’s business or assets it may represent) shall be considered an ordinary matter pursuant to which GSK must vote its shares in accordance with the recommendation of the Independent Directors of the Board; or

(iv)                              any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) other than GSK and its Affiliates owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (iv) include a sale of the Company’s securities in a public offering).

(d)                             Notwithstanding anything to the contrary herein, following a Significant Third Party Acquisition, GSK shall be entitled to vote its Voting Shares without any restrictions.

(e)                                  GSK hereby appoints the Board as its proxy and GSK hereby grants to the Board an irrevocable proxy to vote, or execute and deliver written consents or otherwise act with respect to all Voting Shares now owned or hereafter acquired by GSK in the manner in which GSK is obligated to vote, consent or act pursuant to this Section 2.3.  Such proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 2.3 is amended to remove such grant of proxy in accordance with Section 5.2 hereof, and is coupled with an interest in all Voting Shares owned by GSK.  This Agreement shall constitute the proxy granted pursuant hereto.

ARTICLE III

REGULATORY FILINGS

SECTION 3.1.                                          Required Regulatory Filings.  GSK and the Company agree to take all actions necessary to make all required filings and thereafter make any other required submissions with respect to the transactions contemplated under this Agreement under any applicable law, including, without limitation, any applicable federal or state securities Law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and foreign antitrust regulations.  GSK and the Company shall respond as promptly as practicable to all inquiries or requests received from any such antitrust regulator.  The parties shall cooperate with each other in connection with the making of all such filings or requests.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.                                          Representations of the Company.

(a)                                 The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement of the Company.

(b)                                 The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

(c)                                  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Memorandum and Articles of Association of the Company or the Amended and Restated Memorandum and Articles of Association of the Company to be in effect prior to the Spin-Off, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

SECTION 4.2.                                          Representations of GSK.

GSK represents that:

(a)                                 The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action.  This Agreement constitutes its valid and binding agreement.

(b)                                 The execution, delivery and performance by it of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

(c)                                  The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) contravene or conflict with its charter or Bylaws, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.                                          Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

If to the Company:

Theravance Biopharma, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Facsimile:  650-808-6095

Attn:  General Counsel

With a copy to:

Gunderson Dettmer et al.

1200 Seaport Boulevard

Redwood City, CA

Facsimile:  650-321-2800

Attn:  David T. Young

If to GSK:

Glaxo Group Limited

980 Great West Road

Brentford, London

TW8 9GS

United Kingdom

Facsimile: +44 (020) 804 76904

Attention:  Company Secretary

With a copy to:

GlaxoSmithKline

980 Great West Road

Brentford, London

TW8 9GS

United Kingdom

Facsimile:  +44 (0) (208) 046-0641

Attention: Vice President, Corporate Development

and with a copy to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10036

Attn:  Daniel Wolf

Facsimile:  212-446-6460

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective (i) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section 5.1.

SECTION 5.2.                                          Amendments; Waivers.

(a)                                 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GSK and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, in the case of the Company, no such amendment or waiver shall be effective without the approval of a majority of the Independent Directors.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.3.                                          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 5.4.                                          Governing Law.  This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 5.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

SECTION 5.5.                                          Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

SECTION 5.6.                                          Specific Performance.  Each party acknowledges and agrees that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, on the one hand, or GSK, on the other hand, of the provisions of this Agreement, in addition to any remedies at law, GSK and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

SECTION 5.7.                                          Termination.  This Agreement shall terminate at the earliest of (i) such time as GSK and its Affiliates beneficially own 100% of the outstanding Voting Shares, (ii) the effective time of a Change in Control, and (iii) December 31, 2017.

SECTION 5.8.                                          Severability.  In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement.  The parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the parties’ presumed intentions.  In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities.  Nothing in this Agreement shall be interpreted so as to require either party to violate any applicable laws, rules or regulations.

SECTION 5.9.                                          Registration and Filing of This Agreement.  To the extent, if any, that either the Company, on the one hand, or GSK, on the other hand, concludes in good faith that such party or the other party is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the SEC, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice, in accordance with Law, such party shall inform the other party thereof.  Should the Company and GSK jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith.  The parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

SECTION 5.10.                                   Certain Definitions.

(a)                                 As used in this Agreement, the following terms shall have the following meanings:

(i)                                     “Affiliate” of a party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity; it being specified that for purposes of this Agreement, the Company and its direct and indirect subsidiaries, if any, shall not be deemed to be Affiliates of GSK.

(ii)                                  “Board” means the Board of Directors of the Company.

(iii)                               “Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing shareholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company other than to a Person that is and for so long as it continues to be majority owned and controlled, directly or indirectly, subsidiary of the Company (provided, however, that the direct or indirect sale, license or transfer to another party of the Company’s interests in its antibiotics business, including telavancin (regardless of its value or what portion of the Company’s business or assets it may represent) shall not, in and of itself, be considered a Change in Control transaction); provided, further that the Spin-Off or a transaction solely for purposes of the redomestication of the Company shall not be a Change in Control.

(iv)                              “Effective Date” means the date that shares of the Company are distributed to shareholders of Parent via a dividend, provided that such dividend distribution occurs on or before June 30, 2014.  If the Effective Date does not occur on or prior to June 30, 2014, this Agreement will terminate and be of no effect whatsoever.

(v)                                 “Equity Security” means any (i) Voting Shares of the Company, (ii) securities of the Company convertible into or exchangeable for Voting Shares and (iii) options, rights and warrants issued by the Company to acquire Voting Shares.

(vi)                              “Fair Market Value Per Share” means, with respect to an Equity Security as of a particular date, (a) if the Equity Security is traded on a securities exchange, the closing price of the Equity Security on such exchange or system on such date or (b) if the Equity Security is not traded on a securities exchange, the value on such date as determined in good faith after consultation with a nationally recognized financial advisor by a majority of the Independent Directors.

(vii)                           “Independent Director” shall mean a director who complies with the independence requirements for directors with respect to the Company (without reference to any applicable exemptions from such requirements) for companies listed on Nasdaq and shall be individuals who have business or technical experience, stature and character as is commensurate with service on the board of a publicly traded enterprise.  For the avoidance of doubt, a person affiliated with GSK may not be an Independent Director.

(viii)                        “Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the binding effect of any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (x) any government of any country, (y) a federal, state, province, county, city or other political subdivision thereof or (z) any supranational body.

(ix)                              “Ordinary Shares” shall mean the ordinary shares, par value $0.00001 per share, of the Company.

(x)                                 “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

(xi)                              “Rights Plan” means any rights plan or similar arrangement adopted by the Company that has the effect (or similar effect), upon the acquisition of a specified percentage of Voting Shares by a third party without the approval of the Board, of adversely affecting in any material respect the rights of such acquiring party as a shareholder of the

Company in a manner materially different than the effect on shareholders of the Company generally.

(xii)                           “Voting Shares” shall mean the Ordinary Shares and any other outstanding securities of the Company having the right to vote generally in any election of directors of the Board.

(b)                                 The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Section
Agreement	Preamble
Catch-up Shares	2.1(d)(ii)
Company	Preamble
ESPP	2.1(d)(i)
Exchange Act	2.1(a)(i)
First Offer Shares	2.1(d)(i)
GSK	Preamble
HSR Act	3.1
NASD	2.1(d)(i)
NASDAQ	2.1(d)(i)
Number of Withheld Shares	2.1(d)(iii)
Offer Notification	2.1(d)(i)
Offering	2.1(d)(i)
Parent Governance Agreement	Recitals
Party	Preamble
Schedule	2.1(d)(ii)
SEC	2.1(a)(ii)
Securities Act	2.2(b)(ii)
Significant Third Party Acquisition	2.1(c)
Tax Value Per Share	2.1(d)(iii)
Third Party Acquiror	2.1(c)
Withheld Shares	2.1(d)(iii)

SECTION 5.11.                                   Captions.  The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name:	Rick E Winningham
Title:	Chief Executive Officer

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson

Name:	Paul Williamson

Title:	Authorized Signatory For and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director

SIGNATURE PAGE TO GOVERNANCE AGREEMENT